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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Excel Realty Trust, Inc. on Form S-8 of our report dated February 5, 1996 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993.

                                COOPERS & LYBRAND L.L.P.

San Diego, California
April 1, 1996